Exhibit 99.1

diaDexus Appoints New CEO Brian E. Ward, Ph.D. and New CBO Michael Richey

New Debt Financing Completed

SOUTH SAN FRANCISCO, Calif., Sept. 26, 2011 /PRNewswire/ – diaDexus, Inc. (OTC Bulletin Board: DDXS), a diagnostics company focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease, today announced the Board of Directors’ appointment of a new chief executive officer, Brian E. Ward, Ph.D. and a new chief business officer, R. Michael Richey. Dr. Ward assumes his new position immediately; Richey joins the company October 1. Interim CEO Jim Panek continues as a member of the Board of Directors. diaDexus also said that Bernard M. Alfano, executive vice president and chief commercial officer, is leaving the company.

According to Lori Rafield, chairman of the company’s Board of Directors, “Brian has an impressive track record, having built a revolutionary diagnostic laboratory service from start-up to annualized revenues exceeding $100.3 million. His experience has already proved valuable both in establishing a vision for creating shareholder value and in implementing a plan for executing on that vision. As a key member of our leadership, Mike’s expertise in strategic business development, marketing and sales, particularly within the cardiovascular market, complements Brian’s operational and commercial experience.”

Brian Ward has served as a director of diaDexus since May 2011, and as interim chief operating officer since July. He brings to diaDexus more than two decades of experience at the senior management level in laboratory operations, product development, strategic direction, financial management and medical services. Most recently, Dr. Ward served as chief operating officer and executive vice president at On-Q-ity Inc., a private oncology diagnostics company, where he had primary responsibility for research and development. Before that, Dr. Ward served as senior vice president, Development at Genomic Health, Inc., a public company focused on genomic-based oncology diagnostics, in which capacity he was responsible for overall management of all product development activities. For 10 years, Dr. Ward served in various capacities — most recently as senior vice president, Medical Operations – at Myriad Genetics, Inc., a public molecular diagnostic company. He began his career at Genzyme Genetics as Site Manager and Director of Laboratories. Dr. Ward received a B.S. in Zoology from the University of Wisconsin and an M.S. in Human Genetics and a Ph.D. in Biochemistry, Biophysics, Genetics from the University of Colorado Health Sciences Center.

Mike Richey has more than 30 years of experience in diagnostics and personalized medicine, with a focus on product development, market development, marketing, and sales management. Most recently, Mr. Richey was president of Tethys Bioscience, Inc., a commercial cardiometabolic diagnostics company with biomarker-based blood tests for cardiac event and diabetes prediction, where he led medical and regulatory affairs as well as business and corporate development. Prior to that, as vice president of Marketing at Chiron Diagnostics his responsibilities included global sales, marketing, technical service, market development , and medical research. During his tenure at Chiron, Richey pioneered a “therametrics” program that paired a proprietary diagnostic with a newly-approved therapeutic to identify and treat patients most at risk for HIV disease progression. Richey spent 12 years in sales and marketing at Abbott Laboratories, which he joined from the Children’s Hospital in Oklahoma City, OK where he was a clinical microbiologist. He has a BS in Laboratory Science from the University of Oklahoma.

New Debt Financing Closed

Separately, Dr. Ward said a $5 million debt facility provided by Comerica Bank had been completed and funded, bringing the company’s current balance of cash and investments to approximately $20 million. The loan has a four-year term, at a fixed 5.25% interest rate, and includes a seven-year warrant to purchase 480,769 shares of diaDexus common stock. During the first year, loan payments are interest-only. The proceeds will be used to fund ongoing operations and commercialization of the PLAC (Elisa-based Mass and new Activity) assays.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, is focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC Test for Lp-PLA2 is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease (CHD) and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. For more information, please visit the company’s website at www.diaDexus.com.

About Comerica Bank’s Technology and Life Sciences Division

Comerica Bank’s Technology and Life Sciences Division is one of the nation’s leading technology banking practices, offering a wide range of financial services tailored to corporate customers, entrepreneurs and professionals. Veteran bankers provide credit and financial services and products to young, growing, professionally-backed technology and life sciences companies, as well as their more mature counterparts. The Technology and Life Sciences Division serves all major U.S. technology centers from offices coast-to-coast and its headquarters in Palo Alto, Calif. Comerica Bank is a subsidiary of Comerica Incorporated (NYSE:CMA), a financial services company that is among the 20 largest U.S. banking companies. For more information, visit www.comerica.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations and intentions with respect to future financial results, operations and products and other statements that are not historical in nature, particularly those that use terminology such as “will,” “potential,” “could,” “can,” “believes,” “intends,” “continue,” “plans,” “expects,” “projects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include diaDexus’ ability to maintain regulatory clearance for and successfully commercialize its PLAC Test, including its new automated Lp-PLA2 activity assay and any new diagnostic products; its ability to attract, retain and motivate qualified personnel; its relationship with key customers; diaDexus’ reliance on sole source third party manufacturers to manufacture and supply our main reagent and the PLAC Test; the effects of government regulations and the company’s ability to comply with such regulations; diaDexus’ ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; the rate of adoption of the PLAC Test by doctors and laboratories; third party payor’s acceptance of and reimbursement for the PLAC Test; diaDexus’ limited revenue and cash resources; the adequacy of the company’s intellectual property rights; and diaDexus’ significant corporate expenses, including expenses associated with being a public company and real estate liabilities. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

SOURCE diaDexus, Inc.